SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2007 (July 20, 2007)

ENIGMA SOFTWARE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50561	20-2675930
(State or Other Jurisdiction or Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Southfield Avenue, Suite 1432, Stamford, CT 06902

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (888) 360-0646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 20, 2007, Enigma Software Group, Inc., a Delaware corporation (the “Company”), entered into a new Debenture Agreement (the “New Debenture Agreement”) with its secured lender, Dutchess Private Equities Fund, Ltd. as successor in interest to Dutchess Private Equities Fund, LP & Dutchess Private Equities Fund, II, LP (“Dutchess”) and immediately closed the transaction pursuant to which the Company issued secured debentures, convertible into shares of common stock of the Company, in the principal amount of five hundred thousand dollars ($500,000) (the “New Debentures”). The New Debentures bear interest at 12% per annum and are due in July of 2012. Interest only payments are due on the New Debentures until their maturity. The New Debentures are convertible into shares of common stock of the Company at the lesser of seven cents ($.07), or seventy-five percent (75%) of the lowest closing bid price of the Company’s common stock during the twenty (20) trading days immediately preceding a notice of conversion.

At the same time, the Company entered into a Warrant Agreement (the “New Warrant Agreement” or the “New Warrant”) with Dutchess, whereby the Company issued to Dutchess warrants to purchase 25,000,000 shares of the common stock of the Company at the exercise price of $0.01 per share of common stock. The term of the New Warrant is five years and it contains registration rights.

In consideration for the issuance of the New Debentures and the New Warrant, Dutchess has agreed that all liquidated damages due from the Company to Dutchess, which the Company and Dutchess estimate to be approximately $1,000,000, plus additional daily accruals, resulting principally from the Company’s failure to have its recent registration statement on Form SB-2 declared effective by the Securities and Exchange Commission prior to the deadline stipulated in the loan documents between the Company and Dutchess, and the inability of the Company to make the required loan principal payments resulting from such delay in effectiveness, are declared settled.

Item 3.02.  Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 above.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit
99.1	Debenture Agreement between the Company and Dutchess entered into July 20, 2007.
99.2	Warrant Agreement between the Company and Dutchess entered into July 20, 2007.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENIGMA SOFTWARE GROUP, INC.

Date: July 25, 2007	By:	/s/ Alvin J. Estevez
Alvin J. Estevez President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Debenture Agreement between the Company and Dutchess entered into July 20, 2007.
99.2	Warrant Agreement between the Company and Dutchess entered into July 20, 2007.